                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                  FORM 8-K/A

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): APRIL 24, 1998

                                AMENDMENT NO. 1



                           CROSS TIMBERS OIL COMPANY
            (Exact name of registrant as specified in its charter)



         DELAWARE                       1-10662                 75-2347769
(State or other jurisdiction    (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)



         810 HOUSTON STREET, SUITE 2000, FORT WORTH, TEXAS         76102
          (Address of principal executive offices)               (Zip Code)



                                (817) 870-2800
             (Registrant's telephone number, including area code)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
                                                                         Page
                                                                         ----
  (a)   Financial statements of businesses acquired.

           EEX Acquisition:

              Report of Independent Public Accountants.................    4

              Statements of Revenues and Direct Operating Expenses
                for the Years Ended December 31, 1997 and 1996.........    5

              Notes to Statements of Revenues and Direct Operating
                Expenses...............................................   6-7

  (b)   Pro forma financial information.

           Cross Timbers Oil Company:

              Pro Forma Consolidated Financial Statements (Unaudited)..    8

              Pro Forma Consolidated Balance Sheet at March 31, 1998...    9

              Pro Forma Consolidated Statement of Operations
                for the Year Ended December 31, 1997...................    10

              Pro Forma Consolidated Statement of Operations
                for the Three Months Ended March 31, 1998..............    11

              Notes to Pro Forma Consolidated Financial Statements.....  12-15

  (c)   Exhibits.

        Exhibit Number  and Description
        -------------------------------

          (2) Plan of acquisition, reorganization, arrangement, liquidation or succession

               2.1 Purchase and Sale Agreement between EEX Operating L.P. and EEX Corporation as Seller and Cross Timbers Oil Company as Buyer, dated February 12, 1998 (incorporated by reference to
                    Exhibit 2.1 of Form 8-K dated February 12, 1998)

               2.2 Letter Amendment dated March 20, 1998 to Purchase and Sale Agreement dated February 12, 1998, between EEX Operating L.P., et al and Cross Timbers Oil Company (incorporated by reference to Exhibit 2.2 of Form 8-K dated February 12,
                    1998)

                                                                            Page
                                                                            ----

       (23)  Consents of experts

             23.1  Consent of Arthur Andersen LLP                            17

       (99)  Additional exhibits

             99.1 Revolving Credit Agreement, dated April 17, 1998, among the Company and certain commercial banks named therein (incorporated by reference to Exhibit 99.1 of Form 8-K dated February 12, 1998)

             99.2 Conveyance of Production Payment between Cross Timbers Oil Company as grantor and EEX Corporation as grantee, dated April 24, 1998 (incorporated by reference to Exhibit 99.2 of Form 8-K dated April 24, 1998)

             99.3  Delivery Agreement between Cross Timbers Oil Company and EEX Corporation, dated April 24, 1998 (incorporated by reference to Exhibit 99.3 of Form 8-K dated April 24,
                   1998)

             99.4 Gas Purchase Agreement between Cross Timbers Oil Company and EEX Corporation, dated April 24, 1998 (incorporated by reference to Exhibit 99.4 of Form 8-K dated April 24,
                   1998)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



Cross Timbers Oil Company:

We have audited the accompanying statements of revenues and direct operating expenses of the EEX Acquisition (see Note 1) for the years ended December 31, 1997 and 1996. These financial statements are the responsibility of the management of Cross Timbers Oil Company. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such statements present fairly, in all material respects, the revenues and direct operating expenses of the EEX Acquisition described in Note 1 for the years ended December 31, 1997 and 1996 in conformity with generally accepted accounting principles.



ARTHUR ANDERSEN LLP

Fort Worth, Texas
April 17, 1998

                                EEX ACQUISITION
              STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                 (in thousands)


                                       1997     1996
                                     -------  -------

REVENUES

 Oil...............................  $ 5,298  $ 5,734
 Gas...............................   88,747   92,532
                                     -------  -------
   Total...........................   94,045   98,266
                                     -------  -------

DIRECT OPERATING EXPENSES

 Production........................    6,933    8,055
 Taxes on production and property..   10,109   10,155
                                     -------  -------
   Total...........................   17,042   18,210
                                     -------  -------

EXCESS OF REVENUES OVER
 DIRECT OPERATING EXPENSES.........  $77,003  $80,056
                                     =======  =======




See Accompanying Notes to Statements of Revenues and Direct Operating Expenses.

                                EEX ACQUISITION
         NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

1. BASIS OF PRESENTATION

     On April 24, 1998, Cross Timbers Oil Company ("the Company") acquired from EEX Corporation and EEX Operating L.P. certain producing properties and undeveloped acreage in the East Texas Basin ("EEX Acquisition") for a purchase price of $265 million. The purchase price is expected to be reduced to $245 million by estimated net revenues from the effective date of January 1, 1998 through the closing date. The acquisition is subject to third party consents and other typical purchase price adjustments.

     Also on April 24, 1998, the Company sold a production payment, payable from future production from certain properties acquired in the EEX Acquisition, to EEX Corporation for $30 million. There was no gain or loss on this sale. Under the terms of the production payment conveyance and the related delivery agreement, the Company must deliver to EEX Corporation a total of approximately
34.3 billion cubic feet (27.8 billion cubic feet net to the Company's interest) of gas during the 10-year period beginning January 1, 2002, with scheduled deliveries by year, subject to certain variables. EEX Corporation will reimburse the Company for all royalty and production and property tax payments related to such deliveries. EEX Corporation will also pay the Company an operating fee of $0.257 per Mcf for deliveries in 2002, which fee will be escalated annually at a rate of 5.5%. Each December, beginning in 1998, the Company has the option to repurchase a portion of this production payment, based on a total cost of $30 million plus interest accrued from May 1, 1998 through the repurchase date.

     The EEX Acquisition, net of the sale of the production payment, was funded by borrowings available under the Company's Revolving Credit Agreement with
commercial banks dated April 17, 1998.   On April 27, 1998, such borrowings were
reduced by net proceeds of $133.3 million from the sale of 7,203,450 shares of the Company's common stock in a public offering.


2. SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (UNAUDITED)

Estimated Quantities of Proved Oil and Gas Reserves

     The proved reserve information presented below has been estimated by the Company's internal engineers, and reviewed by independent petroleum engineers, using December 31, 1997 prices and costs. Proved reserves are estimated quantities of crude oil and natural gas which, based on geologic and engineering data, are estimated to be reasonably recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods. Because of inherent uncertainties and the limited nature of reservoir data, such estimates are subject to change as additional information becomes available.

     Proved Oil and Gas Reserves at December 31, 1997
                                                   Oil (Bbls)       Gas (Mcf)
                                                 -------------    ------------
                                                          (in thousands)

     Proved reserves...........................          1,599         232,229
                                                 =============    ============

     Proved developed reserves.................          1,365         191,293
                                                 =============    ============

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

     The standardized measure of discounted future net cash flows ("Standardized Measure") is prepared using assumptions required by the Financial Accounting Standards Board. Such assumptions include the use of year-end prices for oil and gas and year-end costs for estimated future development and production expenditures to produce year-end estimated proved reserves. Discounted future net cash flows are calculated using a 10% rate.

     The Standardized Measure does not represent the Company's estimate of future net cash flows or the value of proved oil and gas reserves. Probable and possible reserves, which may become proved in the future, are excluded from the calculations. Furthermore, year-end prices, used to determine the standardized measure of discounted cash flows, are influenced by seasonal demand and other factors and may not be the most representative in estimating future revenues or reserve data.

     Standardized Measure of Discounted Future Net Cash Flows at December 31,
1997

                                                       (in thousands)

        Future cash inflows........................      $ 590,952
        Future costs:
         Production................................       (187,402)
         Development...............................        (36,754)
                                                         ---------
        Future net cash inflows....................        366,796
        10% annual discount........................       (142,534)
                                                         ---------

        Standardized measure of discounted future
          net cash flows before income taxes.......      $ 224,262
                                                         =========

                           CROSS TIMBERS OIL COMPANY
            PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

   The accompanying Pro Forma Consolidated Financial Statements have been prepared by recording pro forma adjustments to the historical consolidated financial statements of Cross Timbers Oil Company ("the Company"). The Pro Forma Consolidated Balance Sheet as of March 31, 1998 has been prepared as if the EEX Acquisition, net of the production payment, and the Offering (as described in Note 2) were consummated on March 31, 1998. The Pro Forma Consolidated Statement of Operations for the three months ended March 31, 1998 has been prepared as if the EEX Acquisition, net of the production payment, and the Offering were consummated on January 1, 1998. The Pro Forma Consolidated Statement of Operations for the year ended December 31, 1997 has been prepared as if the EEX Acquisition, net of the production payment, the 1997 Acquisitions and the Offering were consummated on January 1, 1997.

   The Pro Forma Consolidated Financial Statements are not necessarily indicative of the financial position or results of operations that would have occurred had the transactions been effected on the assumed dates. Additionally, future results may vary significantly from the results reflected in the Pro Forma Consolidated Statement of Operations due to normal production declines, changes in prices, future transactions and other factors. These statements should be read in conjunction with the Company's audited consolidated financial statements and the related notes for the year ended December 31, 1997 included in the Company's 1997 Form 10-K, the Company's unaudited consolidated financial statements and the related notes for the three months ended March 31, 1998 included in the Company's Form 10-Q for the quarter ended March 31, 1998 and the statements of revenues and direct operating expenses of the EEX Acquisition for the year ended December 31, 1997.

                           CROSS TIMBERS OIL COMPANY
               PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                MARCH 31, 1998



                                                            Pro Forma Adjustments (Note 3)
                                                -------------------------------------------------------
                                                                 EEX
                                                Historical   Acquisition (a)  Offering (b)   Pro Forma
                                                -----------  ---------------  ------------  -----------
ASSETS                                                                (in thousands)

Current Assets:
  Cash and cash equivalents...................  $   11,570   $         -      $      -      $   11,570
  Accounts receivable, net....................      38,318             -             -          38,318
  Other current assets........................      13,241             -             -          13,241
                                                ----------   --------------   -----------   ----------
      Total Current Assets....................      63,129             -             -          63,129
                                                ----------   --------------   -----------   ----------

Property and Equipment, at cost
     - successful efforts method..............   1,019,079          188,500          -       1,207,579
  Accumulated depreciation, depletion
       and amortization.......................    (252,357)            -             -        (252,357)
                                                ----------   --------------   -----------   ----------
      Net Property and Equipment..............     766,722          188,500          -         955,222
                                                ----------   --------------   -----------   ----------

Other Assets..................................      12,054             -             -          12,054
                                                ----------   --------------   -----------   ----------

TOTAL ASSETS..................................  $  841,905   $      188,500   $      -      $1,030,405
                                                ==========   ==============   ===========   ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued liabilities....  $   54,560   $         -      $      -      $   54,560
  Accrued stock incentive compensation........         727             -             -             727
                                                ----------   --------------   -----------   ----------
      Total Current Liabilities...............      55,287             -             -          55,287
                                                ----------   --------------   -----------   ----------

Long-term Debt................................     605,000          188,500      (133,304)     660,196
                                                ----------   --------------   -----------   ----------

Deferred Income Taxes Payable.................      18,883             -             -          18,883
                                                ----------   --------------   -----------   ----------

Other Long-term Liabilities...................       2,917             -             -           2,917
                                                ----------   --------------   -----------   ----------

Stockholders' Equity:
  Series A convertible preferred stock
       ($.01 par value, 1,138,729 shares
       issued, at liquidation value of $25)...      28,468             -             -          28,468
  Common stock ($.01 par value,
       46,634,494 shares issued before the
       Offering and 53,837,944 shares issued
       after the Offering)....................         466             -               72          538
  Additional paid-in capital..................     212,578             -          133,232      345,810
  Treasury stock (7,485,651 shares)...........     (86,958)            -             -         (86,958)
  Retained earnings...........................       5,264             -             -           5,264
                                                ----------   --------------   -----------   ----------
      Total Stockholders' Equity..............     159,818             -          133,304      293,122
                                                ----------   --------------   -----------   ----------

TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY.......................  $  841,905   $      188,500   $      -      $1,030,405
                                                ==========   ==============   ===========   ==========

    See Accompanying Notes to Pro Forma Consolidated Financial Statements.

                           CROSS TIMBERS OIL COMPANY
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                     FOR THE YEAR ENDED DECEMBER 31, 1997


                                                     Pro Forma Adjustments (Note 3)
                                               ----------------------------------------
                                                    EEX           1997
                                                Acquisition   Acquisitions
                                  Historical        (c)           (d)           Other      Pro Forma
                                -------------  -------------  ------------  ------------  -----------
REVENUES                                       (in thousands, except per share amounts)

 Oil and condensate...........     $ 75,223       $ 5,298     $     1,623    $     -        $  82,144
 Gas and natural gas liquids..      110,104        88,747          35,220          -          234,071
 Gas gathering, processing
    and marketing.............        9,851          -               -             -            9,851
 Other........................        5,494          -               -             -            5,494
                                   --------       -------     -----------    ----------     ---------
   Total Revenues.............      200,672        94,045          36,843          -          331,560
                                   --------       -------     -----------    ----------     ---------

EXPENSES

 Production...................       43,580         6,933           5,049         6,718 (e)    62,280
 Exploration..................        2,088          -               -             -            2,088
 Taxes on production and
  property....................       16,405        10,109           3,574          -           30,088
 Depreciation, depletion
    and amortization..........       47,721          -               -           45,610  (g)   93,331
 General and administrative...       15,818          -               -           (4,737) (e)   11,081
 Gas gathering and processing.        8,517          -               -             -            8,517
 Interest, net................       26,677          -               -           17,360  (h)   44,037
 Trust development costs......          665          -               -             -              665
                                   --------       -------     -----------    ----------     ---------
   Total Expenses.............      161,471        17,042           8,623        64,951       252,087
                                   --------       -------     -----------    ----------     ---------

INCOME BEFORE INCOME TAX......       39,201        77,003          28,220       (64,951)       79,473

Income Tax Expense............       13,517          -               -           13,692 (j)    27,209
                                   --------       -------     -----------    ----------     ---------

NET INCOME....................       25,684        77,003          28,220       (78,643)       52,264

Preferred Stock Dividends.....        1,779          -               -             -            1,779
                                   --------       -------     -----------    ----------     ---------

EARNINGS AVAILABLE TO
 COMMON STOCK.................     $ 23,905       $77,003     $    28,220    $  (78,643)    $  50,485
                                   ========       =======     ===========    ==========     =========

EARNINGS PER COMMON SHARE
 Basic........................     $   0.60                                                 $    1.07
                                   ========                                                 =========
 Diluted......................     $   0.59                                                 $    1.05
                                   ========                                                 =========

Weighted Average
 Common Shares Outstanding....       39,773                                                    46,976
                                   ========                                                 =========


  See Accompanying Notes to Pro Forma Consolidated Financial Statements.

                           CROSS TIMBERS OIL COMPANY
          PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998


                                                   Pro Forma Adjustments (Note 3)
                                                   ------------------------------
                                                         EEX
                                                     Acquisition
                                      Historical         (c)             Other       Pro Forma
                                     ------------  ----------------   -----------    ---------
REVENUES                                           (in thousands, except per share amounts)

 Oil and condensate................    $15,062         $ 1,044         $      -        $ 16,106
 Gas and natural gas liquids.......     32,992          17,767                -          50,759
 Gas gathering, processing
    and marketing..................      1,652            -                   -           1,652
 Other.............................        915            -                   -             915
                                       -------         -------         -----------     --------
   Total Revenues..................     50,621          18,811                -          69,432
                                       -------         -------         -----------     --------

EXPENSES

 Production........................     12,508           1,962               1,086 (f)   15,556
 Exploration.......................      1,368            -                   -           1,368
 Taxes on production and property..      5,104           2,137                -           7,241
 Depreciation, depletion
    and amortization...............     15,582            -                  8,096 (g)   23,678
 General and administrative........      2,014            -                   (831)(f)    1,183
 Gas gathering and processing......      2,132            -                   -           2,132
 Interest, net.....................     11,251            -                  1,180 (i)   12,431
 Trust development costs...........        267            -                   -             267
                                       -------         -------         -----------     --------
   Total Expenses..................     50,226           4,099               9,531       63,856
                                       -------         -------         -----------     --------

INCOME BEFORE INCOME TAX...........        395          14,712              (9,531)       5,576

Income Tax Expense.................        134            -                  1,761 (j)    1,895
                                       -------         -------         -----------     --------

NET INCOME.........................        261          14,712             (11,292)       3,681

Preferred Stock Dividends..........        445            -                   -             445
                                       -------         -------         -----------      -------

EARNINGS (LOSS) AVAILABLE TO
 COMMON STOCK......................    $  (184)        $14,712             (11,292)     $ 3,236
                                       =======         =======         ===========      =======

EARNINGS PER COMMON SHARE
 Basic.............................    $  0.00                                          $  0.07
                                       =======                                          =======
 Diluted...........................    $  0.00                                          $  0.07
                                       =======                                          =======

Weighted Average
 Common Shares Outstanding.........     39,046                                           46,250
                                       =======                                          =======




    See Accompanying Notes to Pro Forma Consolidated Financial Statements.

                           CROSS TIMBERS OIL COMPANY
       NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. BASIS OF PRESENTATION

     The accompanying Pro Forma Consolidated Balance Sheet at March 31, 1998 has been prepared assuming Cross Timbers Oil Company ("the Company") consummated the EEX Acquisition, net of the production payment, and the Offering (Note 2) on March 31, 1998. The Pro Forma Consolidated Statement of Operations for the three months ended March 31, 1998 has been prepared assuming the Company consummated the EEX Acquisition, net of the production payment, and the Offering on January 1, 1998. The accompanying Pro Forma Consolidated Statement of Operations for the year ended December 31, 1997 has been prepared assuming that the Company consummated the EEX Acquisition, net of the production payment, the 1997 Acquisitions and the Offering on January 1, 1997. The Pro Forma Consolidated Statements of Operations are not necessarily indicative of the results of operations had the above described transactions occurred on the assumed dates.


2. ACQUISITIONS

EEX Acquisition

     On April 24, 1998, Cross Timbers Oil Company ("the Company") acquired from EEX Corporation and EEX Operating L.P. certain producing properties and undeveloped acreage in the East Texas Basin ("EEX Acquisition") for a purchase price of $265 million. The purchase price is expected to be reduced to $245 million by estimated net revenues from the effective date of January 1, 1998 through the closing date. The acquisition is subject to third party consents and other typical purchase price adjustments.

     Also on April 24, 1998, the Company sold a production payment, payable from future production from certain properties acquired in the EEX Acquisition, to EEX Corporation for $30 million. There was no gain or loss on this sale. Under the terms of the production payment conveyance and the related delivery agreement, the Company must deliver to EEX Corporation a total of approximately
34.3 billion cubic feet (27.8 billion cubic feet net to the Company's interest) of gas during the 10-year period beginning January 1, 2002, with scheduled deliveries by year, subject to certain variables. EEX Corporation will reimburse the Company for all royalty and production and property tax payments related to such deliveries. EEX Corporation will also pay the Company an operating fee of $0.257 per Mcf for deliveries in 2002, which fee will be escalated annually at a rate of 5.5%. Each December, beginning in 1998, the Company has the option to repurchase a portion of this production payment, based on a total cost of $30 million plus interest accrued from May 1, 1998 through the repurchase date.

     Under the terms of a separate gas purchase agreement, also entered into with EEX Corporation on April 24, 1998, the Company has committed to sell all production in certain properties in the EEX Acquisition to EEX Corporation at market prices through the earlier of December 31, 2001, or until a total of approximately 34.3 billion cubic feet (27.8 billion cubic feet net to the Company's interest) of gas has been delivered.

     The EEX Acquisition, net of the sale of the production payment, was funded by borrowings available under the Company's Revolving Credit Agreement with
commercial banks dated April 17, 1998.   On April 27, 1998, such borrowings were
reduced by net proceeds of $133.3 million from the sale of 7,203,450 shares of the Company's common stock in a public offering ("Offering").

1997 Acquisitions

     The acquisitions described in the following three paragraphs are collectively referred to as the "1997 Acquisitions."

     On December 1, 1997, the Company acquired interests in certain producing oil and gas properties in the San Juan Basin of New Mexico from a subsidiary of Amoco Corporation ("Amoco") at an estimated purchase price of $195 million, including $5.7 million value for warrants issued to Amoco to purchase 937,500 shares of the Company's common stock at price of $15.31 per share for a period of five years. Amoco elected to accept certain producing properties owned by the Company valued at $15.7 million in lieu of cash, reducing cash consideration to $173.6 million, which was primarily funded with bank debt.

     On May 14, 1997, the Company acquired primarily gas-producing properties in Oklahoma, Kansas and Texas for an estimated adjusted purchase price of $39 million from a subsidiary of Burlington Resources Inc. The properties are primarily operated interests. The Company funded the acquisition with bank debt and cash flow from operations.

     From January through May 1997, the Company purchased an additional 370,500 units of beneficial interest, or 6%, of the outstanding units of beneficial interest in the Cross Timbers Royalty Trust at a cost of $5.4 million, funded primarily with bank debt.


3. PRO FORMA ADJUSTMENTS

     Pro forma adjustments necessary to adjust the Consolidated Balance Sheet and Statement of Operations are as follows:

     (a) To record the EEX Acquisition ($245 million), net of the sale of the production payment ($30 million) and a deposit ($26.5 million) paid in February 1998.

     (b) To record net proceeds of $133,304,000 received by the Company upon consummation of the Offering, reflecting the sale of 7,203,450 shares of Common Stock by the Company to the public at a price of $19.50 per share, less underwriters' discount and estimated expenses, resulting in a $72,000 increase in Common Stock (equal to the par value of the shares issued), and a $133,232,000 increase in additional paid-in capital.

     (c) To record revenue and direct operating expenses of the EEX Acquisition for the year ended 1997 and three months ended March 31, 1998.

     (d)  To record revenue and direct operating expenses of the 1997
          Acquisitions.

     (e) To record the estimated increase in general and administrative expense ($2,735,000), an allocation from general and administrative expense to production expense ($7,472,000, less billing to joint owners of $754,000) attributable to the EEX Acquisition and the 1997 Acquisitions for the year ended 1997.

     (f) To record the estimated increase in general and administrative expense ($315,000), an allocation from general and administrative expense to production expense ($1,146,000, less billing to joint owners of $60,000) attributable to the EEX Acquisition for the three months ended March 31, 1998.

     (g) To record estimated depreciation and depletion expense attributable to the EEX Acquisition (and the 1997 Acquisitions for the year ended December 31, 1997) using the unit-of-production method applied to the cost of the properties acquired.

     (h) To record the increase in interest expense ($26,558,000) for the year ended 1997 attributable to increased long-term debt to finance the purchase of the EEX Acquisition and the 1997 Acquisitions, less the reduction in interest expense ($9,198,000) attributable to decreased long-term debt upon application of net proceeds from the Offering. Interest expense was determined using the weighted average interest rate incurred by the Company under its revolving credit facilities, assuming the entire cost of the acquisitions had been funded with bank borrowings at January 1, 1997.

     (i) To record the increase in interest expense ($3,480,000) for the three months ended March 31, 1998 attributable to increased long-term debt to finance the EEX Acquisition, less the reduction in interest expense ($2,300,000) attributable to decreased long-term debt upon application of net proceeds from the Offering. Interest expense was determined using the weighted average interest rate incurred by the Company under its revolving credit facilities, assuming the entire cost of the acquisitions had been funded with bank borrowings at January 1, 1998.

     (j) To record federal income tax at a corporate statutory rate of 34% related to net pro forma adjustments.


4. PRO FORMA SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION

Estimated Quantities of Pro Forma Proved Oil and Gas Reserves

     Pro forma reserve estimates at December 31, 1997 are based on reports prepared by independent petroleum engineers for proved reserves of the Company and reports prepared by the Company's internal engineers and reviewed by independent engineers for proved reserves of the EEX Acquisition, using December 31, 1997 prices and costs.

     Proved reserves are estimated quantities of crude oil, natural gas and natural gas liquids which, based on geologic and engineering data, are estimated to be reasonably recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods. Because of inherent uncertainties and the limited nature of reservoir data, such estimates are subject to change as additional information becomes available.

        Pro Forma Proved Oil and Gas Reserves at December 31, 1997
                                                                                  Natural Gas
                                         Oil (Bbls)          Gas (Mcf)          Liquids (Bbls)
                                     ------------------  ------------------  ---------------------
                                                            (in thousands)
        Proved reserves............              49,453           1,048,004                 13,810
                                     ==================  ==================  =====================

        Proved developed reserves..              35,200             869,003                 11,494
                                     ==================  ==================  =====================

Standardized Measure of Discounted Future Net Cash Flows Relating to Pro Forma Proved Oil and Gas Reserves

     The standardized measure of discounted future net cash flows ("Standardized Measure") is prepared using assumptions required by the Financial Accounting Standards Board. Such assumptions include the use of year-end prices for oil and gas and year-end costs for estimated future development and production expenditures to produce year-end estimated proved reserves. Discounted future net cash flows are calculated using a 10% rate.

     The Standardized Measure does not represent the Company's estimate of future net cash flows or the value of proved oil and gas reserves. Probable and possible reserves, which may become proved in the future, are excluded from the calculations. Furthermore, year-end prices, used to determine the standardized measure of discounted cash flows, are influenced by seasonal demand and other factors and may not be the most representative in estimating future revenues or reserve data.

Pro Forma Standardized Measure of Discounted Future Net Cash Flows at December 31, 1997

                                                                      (in thousands)

        Future cash inflows.........................................    $ 3,195,405
        Future costs:
         Production.................................................     (1,166,719)
         Development................................................       (177,348)
                                                                        -----------
        Future net cash inflows before income tax...................      1,851,338
        Future income tax...........................................       (342,985)
                                                                        -----------
        Future net cash flows.......................................      1,508,353
        10% annual discount.........................................       (673,230)
                                                                        -----------

          Standardized measure of discounted future net cash flows      $   835,123
                                                                        ===========

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CROSS TIMBERS OIL COMPANY


Date: July 2, 1998                  By: BENNIE G. KNIFFEN
                                        ---------------------------------
                                        Bennie G. Kniffen
                                        Senior Vice President and Controller